UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 02, 2008

INTERNATIONAL MONETARY SYSTEMS, LTD.
(Exact Name of Registrant as Specified in Charter)

WISCONSIN	000-30853	39-1924096
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16901 West Glendale Drive New Berlin, Wisconsin	53151
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 262-780-3640

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

International Monetary Systems, Ltd.

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information required to be disclosed in this Item 1.01 is incorporated herein by reference from Item 2.01.

ITEM 2.01 - COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Om May 2, 2008, International Monetary Systems, LTD (IMS) completed its acquisition of the assets of Business Network, Inc. of Hauppauge, New York (Seller).  The effective date is May 1, 2008. The purchase price was $400,000. The terms were a down payment of $200,000 and note payable to the Seller for $100,000 payable over 18 months with interest of 6% per annum. First payment is due Jun 10, 2008. In addition IMS will issue 133,333 shares of IMS stock guaranteed by IMS to a value of $100,000 ($.75 per share). The assets included the membership list, accounts receivable, computers, furniture, and other office equipment.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired: Not applicable

 (b)                  Exhibits: Press Release dated May 6, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

International Monetary Systems, Ltd.
(Registrant)

Date: May 6, 2008	By: /S/ Danny W Weibling Danny W Weibling Chief Financial Officer and Treasurer